AMERITAS LIFE INSURANCE CORP.
                       (HEREINAFTER REFERRED TO AS ALIC)
                               ONE AMERITAS WAY
                                P.O. BOX 81889
                           LINCOLN, NE 68501-1889


APPLICATION FOR                               Please print clearly in black ink.
VARIABLE ANNUITY                                  This form will be photocopied.
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1  ANNUITANT                  _______________________  ________________________
   If no Policy Owner is      Name: Last / First / MI      Social Security  #
   specified in section 2,
   the Annuitant will be the  _______________________  ________________________
   policy owner.                     Address           Date of Birth: mo.day yr.

                              _______________________
                                  City/State/Zip

                             (______)_________________   []  Male    []  Female
                                   Daytime Phone #
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2 POLICY OWNER                 ______________________ __________________________
  Complete only if different         Full Name        Social Security #/Tax ID #
  from the Annuitant.
 (If a Trust, give Trustee,    ______________________ __________________________
  Trust name & Trust date)        Relationship to     Date of Birth: mo.day yr.
                                     Annuitant

                               ______________________ __________________________
                                      Address         If Trust, Trust Date:
                                                      mo. day  yr.
 All correspondence will be
 sent to this address.         ______________________
                                   City/State/Zip

                               ______________________    [] Male    [] Female
                                   Daytime Phone #

                               If Owner  is  not  the Annuitant, you may want to
                               name an Owner's Designated Beneficiary in Section
                               12.
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3 ANNUITANT'S                 PRIMARY                CONTINGENT
  BENEFICIARY                 ______________________ __________________________
  Death Benefit proceeds are  Name                   Name
  payable to the primary
  beneficiaries.  Contingent  ______________________ ___________________________
  beneficiaries receive       Relationship to Owner  Relationship to Owner
  proceeds only if no
  primary beneficiaries       ______________________ ___________________________
  are alive upon death of     Name                   Name
  Annuitant.
                              ______________________ ___________________________
                              Relationship to Owner  Relationship to Owner

                              Unless you indicate otherwise, multiple beneficiaries will be paid equally to those who are alive upon death of Annuitant.
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4  TYPE OF PLAN             [] Nonqualified  Qualified:       [] 408(p) SIMPLE-
                                                                 IRA
                                             [] 408(b) IRA    [] 401(a) Pension/
                                                                 Profit Sharing

                                             [] 408(k)SEP-IRA [] 401(k)Profit
                                                                 Sharing
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5  PAYMENT*           [] Check enclosed with this application.
   Please indicate    $___________________ [] Transfer $____  Total Payment$____
   if any part of     []1035 Exchange $___ [] Rollover $____
   the total payment                       [] Direct          Tax Year for
   will be from       _____________________   Rollover $____  Payment __________
   other sources.       Name of Company
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

6  ALLOCATION                          BERGER                      NEUBERGER & BERMAN                      STRONG
   Use whole percentages.     INSTITUTIONAL PRODUCTS TRUST        ADVISORS MANAGEMENT TRUST        VARIABLE INSURANCE FUNDS
   Fractional % will be
   rounded.  Allocations      IPT-100 Fund               %     Liquid Asset                 %      Growth Fund II          %
   must total 100%.           ---------------------------      -----------------------------       ------------------------
                              IPT-Small Co. Growth Fund  %     Limited Maturity Bond        %      Int'l Stock Fund II     %
                              ---------------------------      -----------------------------       ------------------------
                                                         %     Balanced                     %      Special Fund II         %
                              ---------------------------      -----------------------------       ------------------------
                                                         %     Partners                     %
                              ---------------------------      -----------------------------
                                                         %     Growth                       %
                              ---------------------------      -----------------------------
                                                         %                                  %
                              ---------------------------      -----------------------------                  ALIC
                                                         %                                  %
                              ---------------------------      -----------------------------       Fixed Account____________%
                                                         %                                  %
                              ---------------------------      -----------------------------       Total                 100%

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7  REPLACEMENT      Will the proposed policy replace or change any existing
                    annuity or insurance policy?              [] Yes     [] No

                   (If yes, provide company name, type of plan and year issued.)
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*All premium checks must be made payable to Ameritas Life Insurance Corp.
 Do not leave the payee blank or make check payable to the representative/agent.

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                              OPTIONAL PROVISIONS

Below are Optional Programs and Provisions available under this policy. Please complete the information in each section for the option(s) selected.
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8  TELEPHONE AUTHORIZATION   I hereby  authorize  and   direct  ALIC   to  make
   Unless waived, the        allowable  transfers of funds or  reallocation  of
   Policy Owner will have    net  premiums  among  available  subaccounts or to
   automatic telephone       complete  other  financial  transactions as may be
   transfer authorization.   allowed   by    ALIC   at   the  time  of  request,
                             based upon instructions  received  from the Policy
                             Owner  by  phone.   ALIC  will  not  be liable for
                             following  instructions  communicated by telephone
                             that it reasonably believes  to be genuine.   ALIC
                             will  employ   reasonable   procedures,  including
                             requiring the policy number to be stated, tape recording all instructions, and mailing written confirmations. If ALIC does not employ reasonable procedures to confirm that instructions communi-cated by telephone are genuine, ALIC may be liable for any losses due to unauthorized or fraudulent instructions.

                             I understand: a) all telephone transactions will be recorded; and b) this authorization will continue
                             to be in force until the earlier  of   (1) written
                             revocation by the Policy Owner is received by ALIC or (2) ALIC discontinues this privilege.

                             [] I elect NOT to have telephone transfer authori-
                                zation
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9  AUTOMATIC                 Please draw $______ from  the bank account as shown
   BANK DRAFT                below on the ________(day) of each month and invest
                             as shown in Section 6 of this application.
   PLEASE ATTACH A VOIDED
   CHECK.                    ___________________________________________________
                             Name of Depositor/Account Name
   Note: If voided check is
   NOT attached and a        ___________________________________________________
   personal check accompan-  Account Number
   ies this application,
   the account referenced    ___________________________________________________
   on the check will be      Name of Bank, Branch and Bank Address
   used to establish this
   plan.                     This  authorization  can be terminated upon 30 days
                             written notice to  the other party by the depositor
   Minimum draft amount is   or  the Company.   Ameritas   may   terminate  this
   $15.                      authorization if any debit entry is not honored.


                             X _________________________________________________
                               Authorized signature for above account.
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10 DOLLAR COST               Please  transfer  $_________ per   month  from  the
   AVERAGING                 Liquid  Asset  to   the   funds   selected   below.
                             -------------
                             This option will  stay  in effect until the  Liquid
                                                                          ------
   Transfers totalling       Asset is depleted or until  I cancel this option in
   less than $250 are not    -----
   permitted.                writing   or   with   an    authorized    telephone
                             instruction.

                                       BERGER                      NEUBERGER & BERMAN                      STRONG
   Note:  If this option      INSTITUTIONAL PRODUCTS TRUST        ADVISORS MANAGEMENT TRUST        VARIABLE INSURANCE FUNDS
   is chosen, there must
   be sufficient allocation   IPT-100 Fund               %     Liquid Asset                 %      Growth Fund II          %
   to the Liquid Asset        ---------------------------      -----------------------------       ------------------------
          ------------        IPT-Small Co. Growth Fund  %     Limited Maturity Bond        %      Int'l Stock Fund II     %
   in Section 6.              ---------------------------      -----------------------------       ------------------------
                                                         %     Balanced                     %      Special Fund II         %
                              ---------------------------      -----------------------------       ------------------------
                                                         %     Partners                     %
                              ---------------------------      -----------------------------
                                                         %     Growth                       %
                              ---------------------------      -----------------------------
                                                         %                                  %
                              ---------------------------      -----------------------------                  ALIC
                                                         %                                  %
                              ---------------------------      -----------------------------       Fixed Account____________%
                                                         %                                  %
                              ---------------------------      -----------------------------       Total                 100%

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11 ANNUITY DATE              I  wish  to  change  the scheduled Annuity Date.  I
                             understand this date must be at least 5 years after
   Annuity payments are      the  policy  date  and prior to the Annuitant's age
   scheduled to begin the    95.
   later of 5 years or the
   Annuitant's age 85.            Date:  Month ______________  Year ____________
   However, you may request
   a specific year in which
   you wish the Annuitant    This date may be amended in the future.
   to begin receiving
   payments.
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12 OWNER'S                   The  following individual is named as my Designated
   DESIGNATED                Beneficiary  in   case  of  my  death prior to  the
   BENEFICIARY               Annuity Date.

   This section is only      ___________________________________________________
   applicable if the         Name: Lase/First/MI
   Annuitant and Policy
   Owner are NOT the same.   ___________________________________________________
                             Address
   This person will become
   owner of the policy       ___________________________________________________
   upon death of the         City/State/Zip
   original owner.
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13 SPECIAL INSTRUCTIONS

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
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14 SUITABILITY  a. Annual income from occupation $________
   INFORMATION  b. Annual income from other sources $_____ Indicate sources(s)__
                c. Projected income for next 12 months $__ (dividends, rental
Questions a.    d. Estimated net worth (excluding home)$__  income, interest through e. and  e. Tax Bracket ___________________________  etc.)
the Investment  f. Is the Proposed Annuitant a citizen of
Objectives/Risk    the United States.?  [] Yes [] No
Tolerance
section apply   INVESTMENT OBJECTIVES & RISK TOLERANCE
to the Policy
Owner.          Please review the investment policy  and  objectives of the fund
                portfolios   provided   in   the   prospectus  and  supplemental
                materials. In order to determine if this policy meets your investment objectives and continuing financial needs, please complete the following:

                INVESTMENT OBJECTIVES

                Please check at least one. Multiple objectives can be selected. However, if more than one, please rank based on order of importance to you. Primary = 1, Secondary = 2, etc.

                ___ Long Term  ___ Short Term  __ Income  __ Tax    __ Safety of
                    Gain           Gain                      Advan-    Principal
                                                             taged

                RISK TOLERANCE

                Please rank what level(s) of risk is acceptable to you. Your ranking should be based on the level of risk most tolerable with most tolerable = 1, least tolerable = 5. Your portfolio selections should be consistent with the risk tolerance levels you rank below.

                ___ Low   ___ Moderate   ___High   ___Very High  ___ Speculative
                    Risk      Risk          Risk      Risk           Risk
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15 AMENDMENTS/               No change  in  the amount, plan, classification or
   CORRECTIONS               benefits  will  be  effective  unless agreed to in
                             writing by the owner.  This space will not be used
                             in MD, PA, WV or any other state if not allowed by
                             Statute or Insurance Dept. Regs.
  Home Office
  Use Only
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16 DISCLOSURES               I  HEREBY   ACKNOWLEDGE  RECEIPT  OF  THE  CURRENT
                             PROSPECTUS, AND  ANY  SUPPLEMENTS, FOR THIS POLICY
   [] Check here if          INCLUDING  ANY   REQUIRED   DISCLOSURE   IF   THIS
      you wish to            APPLICATION IS FOR A QUALIFIED PLAN.
      receive a copy of
      the Statement of
      Additional
      Information.
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17 AGREEMENTS                I  represent  to  the  best  of  my  knowledge and
                             belief that all statements and answers in this application are complete and true. It is further agreed that these statements and answers will become a part of the policy when issued.

                             I UNDERSTAND THAT: A) POLICY  VALUES  NOT  IN   THE
                             FIXED  ACCOUNT  MAY  INCREASE   OR   DECREASE    IN
                             ACCORDANCE   WITH  THE  EXPERIENCE  OF THE SELECTED
                             INVESTMENT OPTIONS OF THE SEPARATE ACCOUNT; B)  THE
                             AMOUNT  OF  THE BENEFIT PAYABLE ON SURRENDER IS NOT
                             GUARANTEED, BUT IS DEPENDENT ON THE  THEN SURRENDER
                             VALUE; AND C) THIS  POLICY   MEETS   MY  INVESTMENT
                             OBJECTIVES AND ANTICIPATED FINANCIAL NEEDS.
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18 SUBSTITUTE W-9            I certify under  penalty of perjury  that:  1)  the
   CERTIFICATION             number  shown  on  this  form   is  my correct tax-
                             payer identification number (or I am waiting for a number to be issued to me); and 2) I am not subject to backup withholding because: a) I am exempt from backup withholding, or b) I have not been notified by the Internal Revenue Service that I am subject to backup withholding as a result of a failure to report all interest or dividends, or c) the IRS has notified me that I am no longer subject to backup withholding.

                             You must cross out item 2 if you have been notified by the IRS that you are currently subject to backup withholding because of underreporting interest or dividends on your tax return.

                             THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING.
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19 SIGNATURES                Dated at (City, State) _______  On this Date ______

   NOTE: ACCUMULATION        X ______________________  X _______________________
   VALUES OF THE               Signature of Annuitant    Signature of Policy
   PROPOSED POLICY ARE         (Parent or Guardian if    Owner if not
   VARIABLE AND ARE NOT         Juvenile)                Annuitant, Parent, or
   GUARANTEED AS TO FIXED                                Guardian (If a
   DOLLAR AMOUNTS.                                       Corporation or Trust,
                                                         show full name)

                             X__________________________________________________
                              Signature(s) and Title of Officer or Trustee(s)
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20 REPRESENTATIVE'S/         Do  you  have  any  knowledge or reason to believe
   AGENT'S                   that replacement of  existing insurance or annuity
   STATEMENT                 coverage may be involved?
                                                            []Yes    []No

                             I certify that: (1) the information provided by the owner has been accurately recorded; (2) a current prospectus and all supplements were delivered; and
                             (3) I have reasonable grounds to recommend the purchase of the policy as suitable for the owner.

                             __________________________________________________
                             Signature of Registered    Code    FL Agents Only-
                             Representative/Agent               Provide FL
                                                                License #

                             ___________________________________________________
                             Representative/Agent Name  Code
                             (Please Print)

                             ___________________________________________________
                             Agency or Broker/Dealer (Please Print)

                             ___________________________________________________
                             Broker/Dealer Review            Principal Signature
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
                              IMPORTANT INFORMATION

              For Residents of the States of FL, KY, NJ, OH AND PA.

                Please review the statements below as applicable.

NOTE FOR NEW JERSEY RESIDENTS: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.
NOTE FOR KENTUCKY AND OHIO RESIDENTS: Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.
NOTE FOR PENNSYLVANIA RESIDENTS: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is @crime and subjects such person to criminal and civil penalties.
NOTE FOR FLORIDA RESIDENTS: Any person who knowingly and with intent to injure, defraud, or deceive any insurer files an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree. NOTE FOR COLORADO RESIDENTS: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policy holder or claimant for the purpose of defrauding or attempting to defraud the policy holder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.
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